UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2009

Lazard Ltd

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32492	98-0437848
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, 2 Church Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

441-295-1422

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2009, Kenneth M. Jacobs was appointed Chairman of the Board of Directors and Chief Executive Officer of Lazard Ltd and Lazard Group LLC. Mr. Jacobs, age 51, has served as a Managing Director of Lazard since 1991 and has been a deputy chairman of Lazard since January 2002. Mr. Jacobs has also served as Chief Executive Officer of Lazard North America since 2002. Mr. Jacobs initially joined Lazard in 1988.

Lazard also announced that Ashish Bhutani and Gary W. Parr will be named to the Lazard Board of Directors and as Vice Chairmen of Lazard, effective January 4, 2010.

Steven J. Golub, who recently served as Interim Chief Executive Officer, will relinquish this role effective as of November 16, 2009 and will continue as Vice Chairman of Lazard and Chairman of its Financial Advisory group.

There have been no new contracts or arrangements or amendments to prior contracts or arrangements entered into as a result of the forgoing appointments.

A copy of the press release announcing this information is being furnished as Exhibits 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

99.1	Press Release issued on November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2009

LAZARD LTD

By:	/s/ SCOTT D. HOFFMAN
Name:	Scott D. Hoffman
Title:	Managing Director and General Counsel

EXHIBIT INDEX

99.1	Press Release issued on November 17, 2009.